Exhibit 10.3
Amended and Restated Three Parties Cooperation Agreement

Party A: Heilongjiang Senyu Animal Husbandry Co., Ltd.
Legal Representative: Shang Zhenyu
Address: 6th floor south, Zonghe Building, Workers' Cultural Palace, Qianjin District, Jiamusi City, Heilongjiang Province.
Telephone:

Party B: Harbin Golden Lotus Inc.
Legal Representative: Li Xinqiang
Address: No.10 Ziyuan Road, Daoli District, Harbin City, Heilongjiang Province.
Telephone:

Party C: Heilongjiang Wangda Fodder Inc.
Legal representative: Dou Beijun
Address: No. 613 Friendship Road, Jiamusi City, Heilongjiang Province.
Telephone:

During the implement of the Cooperation Agreement entered into between Party A and Party C (hereinafter referred to as "Annex I"), the Breeding Pig Exclusive Sales Agreement entered into between Party A and Party B (hereinafter referred to as "Annex II"), and the Fodder Sale-on-credit Agreement (Sample) entered into between Party C and the farmer (hereinafter referred to as "Annex II"), the Parties agree that, in order to ensure the "Company Base + Farmer" production mode goes well, concerning the details and operational issues during the promotion of such mode,Party A, Party B and Party C shall agree as follows:

Article 1             According to Annex I and Annex II, Party B and Party C shall share the detailed information of the farmers, and both of them shall be obligated to Party A in keeping the detailed information of the farmers confidential.

Article 2             According to Annex III, Party C shall provide an original copy of the Fodder Sale-on-credit Agreement to Party B, so that Party B can supervise and ensure the contract between Party C and the farmer are the same with Annex III.  If Party B finds the contract is different with Annex III, it is obligated to inform Party A promptly; such case shall be deemed breach of contract by Party C to Party A, and Party C shall assume the liability for breach.

Article 3             If Party C breaches the contract, Party B is obligated to provide the detailed information of the farmers to Party A, making Contract Assignment Notice together with Party A, and assist Party A to send such notice to the farmers, in order to make Party A take over the breeding system.

Article 4              If Party B breaches the contract, it shall assume the compensation liability to the damages imposed by Party C to Party A, and Party A is entitled to terminate all the contracts with Party C.

Article 5              Breach of Contract
Party A breaches the contract if:
1. Party A fails to pay the fodder fund to Party C in time, and Party C cannot pay for it;
2. Party A fails to pay the relevant amount to Party C for repurchasing the commercial pigs according to what is agreed;
3. Party A refuses to raise the price of fodder while the price of the raw materials of the fodder increases for over 6%;
4. Party A gets the detailed information of the farmers from other sources without the consent of Party B and Party C and refuses to continue the cooperation with Party B and Party C;
5. Party A fails to provide the breeding pigs that meet the qualification to Party B.

Party B breaches the contract if:
1. Party B fails to accomplish the sales target according to the Breeding Pig Exclusive Sales Agreement with Party A;
2. Party B fails to instruct the farmers within the breeding system or provide after service to them in time;
3. Party B fails to share its customer resource to Party C;
4. Party B fails to supervise the performance of contract of Party C as agreed, or fails to report Party A while it finds out Party C breaches the contract;
5. Party B fails to assist Party A to handle the assignment of Fodder Sale-on-credit Agreement while Party C breaches the contract.

Party C breaches the contract if:
1. Party C fails to provide qualified and full fodder to the farmers within the breeding system according to the Fodder Sale-on-credit Agreement and the Cooperation Agreement;
2. Party C fails to recycle the qualified commercial pigs within the breeding system and deliver them to Party A in time;
3. Party C uses the fodder fund drawn by Party A for other purpose;
4. Party C breaches other articles in this Agreement.
Concerning the above breach activities, if there are more than 3 complaints of the same kind within 24 hours against Party C are made to Party B, Party A and Party B may recognize Party C as breach and initiate the liability clauses for breach.

If Party A, Party B, or Party C conducts any of the above activities, the other parties may recognize it as breach of contract and affix the liability of the breaching party under this agreement and the annexes hereof.

Article 6              Risk in Transit of the Commercial Pigs
Risk in Transit of the Commercial Pigs: during the delivery from Party C to Party A, the risk of the commercial pigs shall be transferred to Party A while the commercial pigs stand on the pig collecting platform of Party A in four limbs after the pigs are weighted.  Before the transferring, the risk shall be taken by Party C, and after the transferring, the risk shall be taken by Party A.

Article 7             Operating Specification to the Breeding System by the Three Parties

7.1
Party A confirms that only the farmers who satisfy the following conditions may enter the "Company Base + Farmer" production mode system: 1. more than 1 breeding pig and 15 sows; 2. produces more than 300 commercial pigs per year.  Party C shall filter the farmers according to such conditions from its customers, register the farmers who is willing to join the "Company Base + Farmer" production mode system, fill in Information Contact Form and inform Party B, Party A allow Party C to sell fodder by credit sale only to the farmers registered in the Information Contact Form.

7.2
After sale of breeding pigs, Party B shall notify Party C with Information Contact Form, which shall includes addresses and telephone of the farmers Party B agrees to sell fodder in credit, as well as the quantity, days, weight and variety of the breeding pigs.

7.3
After receiving the Information Contact Form from Party B, Party C shall promptly contact the farmers, check the information of the Information Contact Form with the farmers, and enter into Credit Sales Contract with farmers.  Party C shall establish Customer Service Registration Form, which shall include the detailed information of the customer.  Party C shall also deliver fodder and make Fodder Credit Sales Certificate within 7 days after piglet is born, which shall indicate the quantity, variety, time, batch of the credit sales and other important information and shall be signed by the farmers in order to smoothly complete the delivery work.  The basic content of the Credit Sales Contract shall be confirmed according to the Cooperation Agreement entered into by Party C and Party A.

7.4
While Party C sells the fodder in credit, it shall establish the Customer Service Registration Form as well, registering the quantity of purchasing breeding pigs, the quantity of gravid pigs, the time of bearing, and based on the form, making production plan (according to the number of actual living piggies).  The calculation shall be started on the date while Party C first sells the fodder in credit.

7.5
The recycling rate of commercial pig of Party C shall not be lower than 98%, and the part lower than 98% shall be made up in the following month.  If in certain production period, the recycling rate of commercial pig is lower than 98%, Party A has the right to collect Customer Service Registration Form from Party C and send staffs to directly check with the farmer.

If the recycling rate of commercial pig is lower than 98%, and after verification the low recycling rate is caused by the falsification of Party C, Party A has the right to terminate the contract and ask Party C to pay a penalty equal to 10% of the feedstuff advance payment that has been paid by Party A in the given month.

If the recycling rate of commercial pig is lower than 98% and Party C refuses to assist the examination of Party A, Party A has the right to terminate the contract and ask Party C to pay a penalty equal to 10% of the feedstuff advance payment that has been paid by Party A in the given month.

7.6
Since Party B is the "third party", provided in the Cooperation Agreement between Party A and Party C, Party B is obligated to supervise Party C.  Party A shall check and verify the payment application form provided by Party C, if the form is good Party A will pay the fodder fund to Party C.  In case Party A has doubt to the amount provided by Party C, it shall provide opposite evidence; otherwise Party A shall accept the form without any conditions.  If Party A needs an investigation, it shall not stop drawing the funds during its investigation.

7.7
Before Party C recycles the commercial pigs, it shall inform the transportation department of Party A with 48 hours in prior, with the time, place, quantity, and other information, so as to enable Party A to send out the trucks accordingly.

7.8
Party C shall make Commercial Pig Repurchase Confirmation Form, which shall include the quantity, weight, amount, time, absent quantity and other information of the repurchasing, the form shall have the signature of the farmer for the two parties to check.

7.9
The staffs of Party A shall arrive the agreed pig collecting place in time, check the weight, quality level, and quantity of the commercial pig and fill such information into Live Pig Repurchase Settlement Certificate, which shall be signed by the personnel of Party A and Party C on spot and of which each party shall have one copy; the certificate shall be used as the settlement evidence between Party A and Party C.

7.10
The "recycling rate of commercial pig" in this agreement means after each production period ends, the quantity of actual recycling commercial pig ÷ the quantity of living piggies in the Feedstuff Advance Payment Plan of the current production period × 100%.

7.11
If there is any sales contract between Party A and other customers, which is entered into before the execution of the Breeding Pig Exclusive Agreement by and between Party A and Party B, has not been fully performed, Party A can continue performing such sales contract.

7.12
Party C shall not conduct any falsification; otherwise, if any falsification of Party C damages the interest of Party A, Party A has the right to terminate all the cooperation with Party C and ask Party C to pay a penalty equal to 10% of the payment that has been paid by Party C.

Article 8             This Agreement shall have three original copies, each Party A, Party B and Party C shall have one original copy.  Each copy shall have the same legal force, and the three parties shall abide by it.

Party A: Heilongjiang Senyu Animal Husbandry Co., Ltd.

(Stamp)

Party B: Harbin Golden Lotus Inc.

(Stamp)

Party C: Heilongjiang Wangda Fodder Inc.

(Stamp)

Signing Date: